                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):             September 15, 2000



                           MERIDIAN DIAGNOSTICS, INC.
      ---------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
      ---------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


         0-14902                                       31-0888197
-------------------------------               ---------------------------------
(Commission File Number)                                (IRS Employer
                                                   Identification Number)




                             3471 River Hills Drive
                             Cincinnati, Ohio 45244
      ---------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (513) 271-3700

ITEM 2        ACQUISITION OR DISPOSITION OF ASSETS

On September 15, 2000, Meridian Diagnostics, Inc. (the Company) acquired all of the outstanding common stock of Viral Antigens, Inc. (VAI) for $9 million in cash. The purchase agreement provides for additional consideration in the amount of $8.25 million, contingent upon VAI's future earnings through September 30, 2006. The acquisition will be accounted for as a purchase. The $9 million purchase price has been funded with bank debt from the Company's existing line of credit facility with Fifth Third Bank.

VAI manufactures infectious disease antigens that are used in ELISA Assay, Latex Agglutination Assay and Immunofluorescence Assay diagnostic testing systems. VAI also manufactures and distributes a Pseudorabies Virus anti-body test kit for the veterinary market.

ITEM 7        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Pro Forma Financial Information of Meridian Diagnostics, Inc. (Unaudited)

    Pro Forma Combined Condensed Balance Sheet at June 30, 2000            3
    Pro Forma Combined Condensed Statement of Operations for the
    Nine-Month Period Ended June 30, 2000                                  5
    Pro Forma Combined Condensed Statement of Operations for the Year
    Ended September 30, 1999                                               7


(b) Financial Statements of Viral Antigens, Inc.

    Independent Auditor's Report                                   F-1
    Balance Sheet as of October 31, 1999                           F-2
    Statement of Income for the Year Ended October 31, 1999        F-3
    Statement of Stockholders' Equity for the Year Ended
    October 31, 1999                                               F-4
    Statement of Cash Flows for the Year Ended October 31, 1999    F-5
    Notes to Financial Statements                                  F-7

    Unaudited Condensed Balance Sheets at July 31, 2000
    and October 31, 1999                                           F-13
    Unaudited Condensed Statements of Income for the Three-Month
    and Nine-Month Periods Ended July 31, 2000 and 1999            F-14
    Unaudited Condensed Statement of Stockholders' Equity
    for the Nine-Month Period Ended July 31, 2000                  F-15
    Unaudited Condensed Statements of Cash Flows for the
    Nine-Month Periods Ended July 31, 2000 and 1999                F-16
    Notes to Unaudited Condensed Financial Statements              F-18

(c) Exhibits

    Merger Agreement among Viral Antigens, Inc.,                   Exhibit 10.21
    Preston H. Dorsett, Karen C. Dorsett, Robert F. Naegele,
    Ronald W. Kim, Meridian Acquisition Company and Meridian
    Diagnostics, Inc. dated September 13, 2000

    Earnout Agreement among Preston H. Dorsett,                    Exhibit 10.22
    Karen C. Dorsett, Robert F. Naegele, Ronald W. Kim and Meridian Diagnostics, Inc. dated September 13, 2000

    Consent of Independent Public Accountants                      Exhibit 23

    Forward Looking Statements                                     Exhibit 99

PRO FORMA FINANCIAL INFORMATION OF MERIDIAN DIAGNOSTICS, INC. (UNAUDITED)

The Pro Forma Condensed Combined Balance Sheet of Meridian Diagnostics, Inc. (the Company) as of June 30, 2000 reflects the financial position of the Company after giving effect to the acquisition discussed in Item 2, as if such acquisition was effective June 30, 2000. The Pro Forma Condensed Combined Statements of Earnings for the Nine-Month Period Ended June 30, 2000 and the Year Ended September 30, 1999, assumes that the acquisition was effective October 1, 1998, and are based on the operations of the Company for those respective periods.

The pro forma financial statements have been derived from the historical financial statements of the Company and Viral Antigens, Inc. The acquisition is being accounted for as a purchase, pursuant to which the purchase price is allocated to the assets acquired and liabilities assumed based on fair value. The pro forma financial statements included herein are not necessarily indicative of the future consolidated financial position or results of operations of the Company. Furthermore, the pro forma financial statements are not indicative of the consolidated financial position or results of operations of the Company that would have actually occurred had the transaction been in effect for the periods included herein because the acquisition and related purchase price were based on financial terms and conditions that existed on the acquisition date and not as of October 1, 1998.

The allocation of the purchase price included herein is preliminary and based on estimates, pending the completion of a closing balance sheet audit and certain appraisals of assets acquired. These estimates may be revised at a later date based on completion of the closing balance sheet audit and certain appraisals of assets acquired. These estimates may differ substantially from the pro forma adjustments included herein. Furthermore, the final allocation of the purchase price may include an allocation to in-process research and development. No such allocation has been made in the pro forma adjustments included herein. The allocation of the purchase price included herein is based solely on the $9 million paid at closing, and excludes the effects of additional contingent consideration, if any, described in Item 2 herein.

The pro forma financial statements included herein should be read in conjunction with the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K/A for the Year Ended September 30, 1999.

A summary of the purchase price allocation included in the pro forma financial statements follows (000's):

Purchase price, including estimated transaction costs of $750                      $9,750
                                                                             -------------

Less fair value of assets acquired -
   Accounts receivable                                                                917
   Inventory                                                                        3,517
   Property, plant and equipment                                                    4,368
   Other assets                                                                       532
                                                                             -------------
                                                                                    9,334
                                                                             -------------

Plus fair value of liabilities assumed -
   Debt and capital lease obligations                                               1,439
   Deferred tax liabilities                                                         2,923
   Other liabilities                                                                  122
                                                                             -------------
                                                                                    4,484
                                                                             -------------

Intangible assets acquired, including goodwill                                     $4,900
                                                                             =============


                           MERIDIAN DIAGNOSTICS, INC.
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                              JUNE 30, 2000 (000'S)

                                                                                    Viral         Pro Forma
                                                                  Meridian (k)    Antigens       Adjustments          Combined
                                                               ---------------------------------------------------------------
              ASSETS
Current Assets -
   Cash and investments                                              $  5,986       $   433        $ (783) (a)        $ 5,636
   Accounts receivable - trade and other                               14,293           925            (8) (b)         15,210
   Inventories                                                         11,638         2,317         1,200  (c)         15,155
   Prepaid expenses and other                                             614            61           (75) (b)            600
   Deferred income taxes                                                  562            44                               606
                                                               ---------------------------------------------------------------
      Total current assets                                             33,093         3,780           334              37,207
                                                               ---------------------------------------------------------------

Property, Plant and Equipment, net                                     13,352         3,365         1,003  (d)         17,720

Other Assets -
   Long-term receivables and other                                      1,466           937          (917) (e)          1,486
   Deferred debenture costs                                               821             -                               821
   Intangible assets, including goodwill                               22,418             7         4,893  (f)         27,318
                                                               ---------------------------------------------------------------
      Total other assets                                               24,705           944         3,976              29,625
                                                               ---------------------------------------------------------------

         Total assets                                                $ 71,150       $ 8,089       $ 5,313            $ 84,552
                                                               ===============================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities -
   Current portion of long-term obligations                          $    632       $   148                          $    780
   Accounts payable and accrued expenses                                7,131           464           (83) (b)          7,512
   Income taxes payable                                                 1,404            39          (380) (g)          1,063
                                                               ---------------------------------------------------------------
      Total current liabilities                                         9,167           651          (463)              9,355
                                                               ---------------------------------------------------------------


Long-term Debt and Capital Lease Obligations                           24,304         1,291         9,000  (h)         34,595

Deferred Income Tax Liabilities                                         3,602            56         2,867  (i)          6,525

Shareholders' Equity -
   Common stock                                                         2,529             1            (1) (j)          2,529
   Additional paid-in capital                                          20,922             -                            20,922
   Cumulative currency translation                                     (3,229)            -                            (3,229)
   Retained earnings                                                   13,855         6,210        (6,210) (j)         13,855
   Treasury stock                                                           -          (120)          120  (j)              -
                                                               ---------------------------------------------------------------
      Total shareholders' equity                                       34,077         6,091        (6,091)             34,077
                                                               ---------------------------------------------------------------

                                                                     $ 71,150       $ 8,089       $ 5,313            $ 84,552
                                                               ===============================================================

                           MERIDIAN DIAGNOSTICS, INC.
         NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                              June 30, 2000 (000's)

(a) This adjustment is made to reduce cash and investments for the following:

         Payment of estimated transaction costs of Meridian                                   $ (750)
         Payment of estimated transaction costs by VAI prior to closing                         (200)
         Payment of bonuses by VAI to its shareholders prior to closing                         (750)
         Collection of receivables due from VAI shareholders prior to closing                    660
         Collection of cash surrender value of VAI officer life insurance policies
            upon cancellation of such policies                                                   257
                                                                                       --------------
                                                                                              $ (783)
                                                                                       ==============

(b) This adjustment is made to eliminate intercompany receivables and payables.

(c) This adjustment is made to state inventory acquired at estimated fair value.

(d) This adjustment is made to state fixed assets acquired at estimated fair value.

(e) This adjustment is made to eliminate receivables due from VAI shareholders ($660) and cash surrender value of VAI life insurance policies ($257), both settled prior to closing.

(f) This adjustment is made to record estimated intangible assets acquired, including goodwill.

(g) This adjustment is made to reduce income taxes payable for the tax effects of transaction costs paid by VAI and bonuses paid by VAI to its shareholders, both prior to closing.

(h) This adjustment is made to record the debt obligation incurred to fund the purchase of VAI.

(i) This adjustment is made to record deferred income tax liabilities related to temporary basis differences resulting from the application of purchase accounting.

(j) These adjustments are made to eliminate VAI's shareholders' equity accounts. The adjustment to eliminate VAI's retained earnings excludes the effects of the expenses related to the payment of transaction costs by VAI prior to closing and the payment of bonuses by VAI to its shareholders prior to closing, because such expenses are unusual and non-recurring in nature. Such expenses have also been excluded from the accompanying Pro Forma Condensed Combined Statements of Earnings for the same reason.

(k) Restated to reflect the correction of a book-keeping error which occurred in June 1999, related to sales to Meridian's German subsidiary.


                                                     MERIDIAN DIAGNOSTICS, INC.
                                   PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
                                 NINE-MONTH PERIOD ENDED JUNE 30, 2000 (000'S EXCEPT PER SHARE DATA)


                                                                                        Viral        Pro Forma
                                                                      Meridian        Antigens      Adjustments           Combined
                                                               --------------------------------------------------------------------

Net Sales                                                           $   43,246        $   4,643      $    (20) (a)      $   47,869

Cost of Goods Sold                                                      16,016            2,043           (13) (a)          18,046

                                                               --------------------------------------------------------------------
   Gross profit                                                         27,230            2,600            (7)              29,823
                                                               --------------------------------------------------------------------

Operating Expenses -
   Research and development                                              1,457              834                              2,291
   Selling and marketing                                                 8,944              262                              9,206
   General and administrative                                            7,351            1,014           245  (b)           8,610
                                                               --------------------------------------------------------------------
      Total operating expenses                                          17,752            2,110           245               20,107
                                                               --------------------------------------------------------------------

    Operating income                                                     9,478              490          (252)               9,716

Other Income (Expense) -
   Interest income                                                         294              34            (30) (c)             298
   Interest expense                                                     (1,543)            (93)          (540) (d)          (2,176)
   Other, net                                                              335              25                                 360
                                                                                                                                 -
                                                               --------------------------------------------------------------------
      Total other income (expense)                                        (914)            (34)          (570)              (1,518)
                                                               --------------------------------------------------------------------

Earnings (Loss) Before Income Taxes                                      8,564             456           (822)               8,198

Provision (Benefit) for Income Taxes                                     3,361             165           (311) (e)           3,215

                                                               --------------------------------------------------------------------
Net Earnings (Loss)                                                 $    5,203        $    291       $   (511)          $    4,983
                                                               ====================================================================


Basic Weighted Average Number of Common
   Shares Outstanding                                                   14,525                                              14,525

Basic Earnings Per Share                                            $     0.36                                          $     0.34

Diluted Weighted Average Number of Common
   Shares Outstanding                                                   14,618                                              14,618

Diluted Earnings Per Share                                          $     0.36                                          $     0.34



                           MERIDIAN DIAGNOSTICS, INC.

     NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
                  NINE-MONTH PERIOD ENDED JUNE 30, 2000 (000'S)

(a) These adjustments are made to eliminate sales of inventory from VAI to Meridian.

(b) This adjustment is made to reflect the amortization of intangible assets acquired using a weighted average life of 15 years.

(c) This adjustment is made to reduce interest income for the net reduction in cash and investments related to the items in Note (a) on page 4 herein.

(d) This adjustment is made to increase interest expense for the cost related to the $9 million of acquisition funding debt, at an interest rate of 8%. A 0.125% adjustment to the interest rate would change interest expense by approximately $8.

(e)      This adjustment is made to reflect the following:

         Incremental taxes that occur as a result of filing a consolidated federal tax return                  $   17
         Tax effect of pro forma adjustments (a) - (d)                                                           (328)
                                                                                                        ----------------
                                                                                                               $ (311)
                                                                                                        ================


                                                     MERIDIAN DIAGNOSTICS, INC.
                                   PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
                                     YEAR ENDED SEPTEMBER 30, 1999 (000'S EXCEPT PER SHARE DATA)


                                                                                        Viral          Pro Forma
                                                                Meridian (f)          Antigens        Adjustments       Combined
                                                               --------------------------------------------------------------------

Net Sales                                                           $   53,927      $     5,318     $      (49) (a)   $   59,196

Cost of Goods Sold                                                      19,558            2,116            (16) (a)       21,658

                                                               --------------------------------------------------------------------
   Gross profit                                                         34,369            3,202            (33)           37,538
                                                               --------------------------------------------------------------------

Operating Expenses -
   Research and development                                              1,986            1,116                            3,102
   Selling and marketing                                                11,172              308                           11,480
   General and administrative                                            9,769            1,341            326  (b)       11,436
   Merger integration                                                    3,415                -                            3,415
   Purchased in-process research and development                         1,500                -                            1,500
                                                               --------------------------------------------------------------------
      Total operating expenses                                          27,842            2,765            326            30,933
                                                               --------------------------------------------------------------------

    Operating income                                                     6,527              437           (359)            6,605

Other Income (Expense) -
   Interest income                                                         505               46            (40) (c)          511
   Interest expense                                                     (2,143)            (106)          (720) (d)       (2,969)
   Other, net                                                              (77)              66                              (11)
                                                               --------------------------------------------------------------------
      Total other income (expense)                                      (1,715)               6           (760)           (2,469)
                                                               --------------------------------------------------------------------

Earnings (Loss) Before Income Taxes                                      4,812              443         (1,119)            4,136

Provision (Benefit) for Income Taxes                                     2,739              156           (426) (e)        2,469

                                                               --------------------------------------------------------------------
Net Earnings (Loss)                                                 $    2,073      $       287     $     (693)       $    1,667
                                                               ====================================================================


Basic Weighted Average Number of Common
   Shares Outstanding                                                   14,385                                              14,385

Basic Earnings Per Share                                            $     0.14                                        $       0.12

Diluted Weighted Average Number of Common
   Shares Outstanding                                                   14,580                                              14,580

Diluted Earnings Per Share                                          $     0.14                                        $       0.11

                           MERIDIAN DIAGNOSTICS, INC.
     NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
                      YEAR ENDED SEPTEMBER 30, 1999 (000'S)

(a) These adjustments are made to eliminate sales of inventory from VAI to Meridian.

(b) This adjustment is made to reflect the amortization of intangible assets acquired using a weighted average life of 15 years.

(c) This adjustment is made to reduce interest income for the net reduction in cash and investments related to the items in Note (a) on page 4 herein.

(d) This adjustment is made to increase interest expense for the cost related to the $9 million of acquisition funding debt, at an interest rate of 8%. A 0.125% adjustment to the interest rate would change interest expense by a approximately $11.

(e)      This adjustment is made to reflect the following:

         Incremental taxes that occur as a result of filing a consolidated federal tax return                          $   21
         Tax effect of pro forma adjustments (a) - (d)                                                                   (447)
                                                                                                               ----------------
                                                                                                                       $ (426)
                                                                                                               ================

(f) Restated to reflect the correction of a book-keeping error which occurred in June 1999, related to sales to Meridian's German subsidiary.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Viral Antigens, Inc.
Memphis, Tennessee


We have audited the accompanying balance sheet of Viral Antigens, Inc. as of October 31, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viral Antigens, Inc. as of October 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                 REYNOLDS, BONE & GRIESBECK PLC

Memphis, Tennessee
December 2, 1999

BALANCE SHEET

Viral Antigens, Inc.
October 31, 1999


--------------------------------------------------------------------------------


ASSETS

Current assets
      Cash                                                             $ 26,303
      Receivables
        Trade accounts                                                1,239,111
        Officers, employees, and related interests                       50,085
      Inventories                                                     2,198,402
      Prepaid expenses                                                   58,395
      Investments - available-for-sale                                  149,044
      Deferred income taxes                                              43,778
                                                               -----------------
                    Total current assets                              3,765,118

Property, plant, and equipment, net of accumulated
   depreciation                                                       2,872,035
Receivables from officers, employees, and related
   interests                                                            618,429
Investments - available-for-sale                                         25,000
Cash value of life insurance                                            236,500
Other assets                                                              5,000
                                                               -----------------

                                                                    $ 7,522,082
                                                               =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current installments of long-term debt                           $ 91,064
      Accounts payable                                                  153,075
      Income taxes                                                       26,928
      Accrued expenses                                                  136,350
                                                               -----------------
                    Total current liabilities                           407,417

Long-term debt, less current installments                             1,194,012
Deferred income taxes                                                    55,758
                                                               -----------------
                                                                      1,657,187
Stockholders' equity
      Common stock, Class A, no par value; 90,000 shares
       authorized and issued                                              1,000
      Common stock, Class B, no par value; 10,000 shares
       authorized; no shares issued                                           -
      Retained earnings                                               5,945,634
      Accumulated other comprehensive income                             (1,740)
                                                               -----------------
                                                                      5,944,894
      Less 720 shares of treasury stock                                  79,999
                                                               -----------------

                    Total stockholders' equity                        5,864,895
                                                               -----------------

                                                                    $ 7,522,082
                                                               =================



See notes to financial statements.

STATEMENT OF INCOME

Viral Antigens, Inc.
Year Ended October 31, 1999


--------------------------------------------------------------------------------


Sales                                                               $ 5,496,659

Cost of sales                                                         2,261,043
                                                               -----------------

               Gross profit                                           3,235,616

Operating expenses
     General and administrative                                       1,189,264
     Shipping                                                            38,890
     Marketing                                                          281,682
     Research and development                                         1,043,815
                                                               -----------------
                                                                      2,553,651
                                                               -----------------

               Operating income                                         681,965

Other income (expenses)
     Fees and commissions                                                 9,000
     Interest and dividend income                                        48,983
     Interest expense                                                  (105,596)
     Gain on disposal of equipment                                       32,977
     Loss on sale of investments - available-for-sale                      (409)
     Other                                                               28,103
                                                               -----------------
                                                                         13,058
                                                               -----------------

               Income before income taxes                               695,023

Income taxes                                                            252,522
                                                               -----------------

               Net income                                             $ 442,501
                                                               =================


See notes to financial statements.

STATEMENT OF STOCKHOLDERS' EQUITY

Viral Antigens, Inc.
Year Ended October 31, 1999


--------------------------------------------------------------------------------


                                                                        Accumulated
                                  Common Stock                             Other
                            -------------------------    Retained      Comprehensive     Treasury
                              Class A     Class B        Earnings         Income          Stock         Total
                            ------------------------- --------------- ---------------- ----------------------------

Balance at
   October 31, 1998              $1,000          $ -     $ 5,503,133         $ (1,934)          $ -    $ 5,502,199

Comprehensive income
    Net income                        -            -         442,501                -             -        442,501
    Net change in
     unrealized loss on
     investments -
     available-for-sale               -            -               -              194             -            194
                                                                                                     --------------

      Total comprehensive
        income                                                                                             442,695

Purchase of 720 shares
   of treasury stock                  -            -               -                -       (79,999)       (79,999)

Common stock, Class
   A stock dividend (see
   note 11 to the financial
   statements)                        -            -               -                -             -              -
                            ------------------------- --------------- ---------------- ------------- --------------

Balance at
   October 31, 1999              $1,000          $ -     $ 5,945,634         $ (1,740)     $(79,999)   $ 5,864,895
                            ========================= =============== ================ ============= ==============


See notes to financial statements.

STATEMENT OF CASH FLOWS

Viral Antigens, Inc.
Year Ended October 31, 1999


--------------------------------------------------------------------------------


Cash flows from operating activities
      Cash receipts
           Customers                                                $ 5,654,716
           Interest and dividend income                                  21,351
           Fees and commissions                                           9,000
           Other                                                         21,958
                                                               -----------------
                                                                      5,707,025
      Cash disbursements
           Material and supply costs                                 (1,241,023)
           Employee related costs                                    (2,726,163)
           Consultants and other professionals                          (80,158)
           Commissions and royalties                                     (5,367)
           Income taxes, net                                           (364,090)
           Nonemployee insurance                                        (74,405)
           Repairs and maintenance                                     (135,230)
           Nonemployee marketing costs                                  (97,915)
           Interest expense                                             (96,911)
           Other payments                                              (277,018)
                                                               -----------------
                                                                     (5,098,280)
                                                               -----------------
                    Cash provided by operating activities               608,745
                                                               -----------------

Cash flows from investing activities
      Purchases of property, plant, and equipment                      (707,708)
      Proceeds from sale of equipment                                    49,456
      Purchases of investments - available-for-sale                     (68,672)
      Proceeds from sale of investments - available-for-sale            101,667
      Collections on notes receivable                                    59,900
      Advances to officers, employees, and related interests           (133,571)
                                                               -----------------
                    Cash used for investing activities                 (698,928)
                                                               -----------------

Cash flows from financing activities
      Reduction of principal on long-term debt                         (113,738)
      Purchase of treasury stock                                        (79,999)
                                                               -----------------
                    Cash used for financing activities                 (193,737)
                                                               -----------------

                    Net decrease in cash                               (283,920)

Cash at beginning of year                                               310,223
                                                               -----------------

Cash at end of year                                                    $ 26,303
                                                               =================





                                    Continued

STATEMENT OF CASH FLOWS

Viral Antigens, Inc.
Year Ended October 31, 1999


--------------------------------------------------------------------------------


Indirect cash flow information:
      Operating activities
           Net income                                                 $ 442,501
           Noncash adjustments
              Depreciation                                              247,686
              Gain on disposal of equipment                             (32,977)
              Loss on sale of investments - available-for-sale              409
              Deferred income taxes                                       3,627
              Decrease in cash value of life insurance                    5,162
           Changes in operating assets and liabilities
              Receivables                                                31,048
              Inventories                                              (121,667)
              Prepaid expenses                                           (1,177)
              Accounts payable                                           51,417
              Income taxes                                             (100,503)
              Accrued expenses                                           83,219
                                                               -----------------

                 Cash provided by operating activities                $ 608,745
                                                               =================



See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business and Other Matters

      Viral Antigens, Inc. (the Company) develops and manufactures diagnostic test kits and antigens utilized in the diagnosis of human and veterinary diseases.

      The customer base of the Company is worldwide. At October 31, 1999, the Company's funds on deposit with local banks were insured by an agency of the U. S. Government.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

      Accounts Receivable

      The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. If accounts become uncollectible, they will be charged to operations when that determination is made.

      Investments - Available-for-Sale

      Investments classified as available-for-sale are stated at estimated fair value. Fair values are determined by reference to current market quotations. Unrealized gains and losses on available-for-sale investments are reported as direct increases or decreases in other comprehensive income. Gains and losses on sale of available-for-sale securities are determined using the specific identification method.

      Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value).

      Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property, plant, or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the determination of net income.



                                    Continued

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------


      Income Taxes

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current and deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences relate to inventories and property and equipment.

      Profit Sharing Plan

      The Company has a noncontributory profit sharing plan that covers all eligible employees. Contributions to the plan are at the discretion of the Board of Directors. Profit sharing plan expense for the year ended October 31, 1999 was $80,000.

      Cash Flows

      Cash on hand and cash on deposit are considered as cash for purposes of the statement of cash flows.


2.    INVENTORIES

      A summary of inventories at October 31, 1999 follows:

         Raw materials                                         $       370,669
         Work-in-process                                             1,277,798
         Finished goods                                                549,935
                                                               ----------------

                                                               $     2,198,402
                                                               ================


3.     INVESTMENTS - AVAILABLE-FOR-SALE

      The cost and estimated fair values of investments - available-for-sale at October 31, 1999 are as follows:


                                                       Gross Unrealized      Gross Unrealized         Estimated
                                      Cost                  Gains                 Losses              Fair Value
                                ------------------     -----------------     -----------------     -----------------

         Mutual funds           $       150,784        $         2,697       $        (4,437)      $       149,044
         Common stock                    25,000                -                    -                       25,000
                                ------------------     -----------------     -----------------     -----------------

                                $       175,784        $         2,697       $        (4,437)      $       174,044
                                ==================     =================     =================     =================


                                    Continued

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------


4.    PROPERTY, PLANT, AND EQUIPMENT

      A summary of property, plant, and equipment at October 31, 1999 follows:

         Land                                                  $       116,019
         Land improvements                                              20,213
         Buildings                                                   2,597,431
         Laboratory equipment                                        2,070,304
         Computer equipment                                            342,729
         Transportation equipment                                       89,060
         Furniture and fixtures                                        416,915
         Construction in progress                                      109,856
                                                               ----------------
                                                                     5,762,527
         Less accumulated depreciation                               2,890,492
                                                               ----------------

                                                               $     2,872,035
                                                               ================


5.    LONG-TERM DEBT

      A summary of long-term debt at October 31, 1999 follows:

         Note payable in monthly payments of $15,060,
          including interest at 7.75%, through
          December 2001 with the remaining principal
          balance of $1,078,650 due in January 2002;
          secured by property, plant, and equipment            $     1,285,076

         Less current installments of long-term debt                    91,064
                                                               ----------------

         Long-term debt, less current installments             $     1,194,012
                                                               ================



      Under the note payable agreements with the bank, the Company is required to limit loans to stockholders, officers, employees, and their families to a specified amount, and maintain a specified debt to net worth ratio; minimum working capital; minimum net worth, as defined; and minimum funds flow coverage, as defined.

      The long-term debt installments for each of the years following October 31, 1999 are: 2000 - $91,064; 2001 - $91,390; and 2002 - $1,102,622.



                                   Continued

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------



6.    LINE OF CREDIT

      The Company has a $600,000 line of credit with a bank at October 31, 1999. There are no borrowings against the line at October 31, 1999. Borrowings under this line of credit are secured by certain accounts receivable and inventories and bear interest at a variable rate.


7.    ACCRUED EXPENSES

      A summary of accrued expenses at October 31, 1999 follows:

         Payroll and related taxes                             $       125,376
         Interest payable                                                8,592
         Other                                                           2,382
                                                               ----------------

                                                               $       136,350
                                                               ================


8.    INCOME TAXES

      The components of income tax expense for the year ended October 31, 1999 follow:

         Federal
              Current                                          $       210,267
              Deferred                                                   3,054

         State
              Current                                                   38,628
              Deferred                                                     573
                                                               ----------------

                                                               $       252,522
                                                               ================



                                   Continued

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------


      Total income tax expense was $252,522 for the year ended October 31, 1999 (an effective tax rate of 36.3%), which is more than income tax expense computed by applying the United States federal corporate income tax rate of 34% to income before income taxes. The reasons for this difference are as follows:

                                                                                                      Percent of
                                                                                                        Pretax
                                                                                Amount                  Income
                                                                           -----------------        ----------------

         Computed "expected" income tax expense                            $       236,308                   34.0%
         State income tax, net of federal income tax benefit                        25,873                   3.7
         Research and development income tax credit                                (12,791)                 (1.9)
         Nondeductible meals and entertainment expenses                              3,336                   0.5
         Other                                                                        (204)                  -
                                                                           -----------------        ----------------

              Actual income tax expense                                    $       252,522                   36.3%
                                                                           =================        ================

      Deferred income tax expense results from temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. The sources of these differences for the year ended October 31, 1999 and the tax effect of each are as follows:

         Excess of tax over book inventories                                                        $        (6,565)
         Excess of tax over book depreciation                                                                10,192
                                                                                                    ----------------

                                                                                                    $         3,627
                                                                                                    ================

      Information on the deferred income tax balance sheet accounts at October
      31, 1999 follows:

         Noncurrent deferred tax asset                                                              $         3,800
         Less valuation allowance                                                                            (3,800)
                                                                                                    ----------------
                                                                                                             -
         Current deferred tax asset                                                                          43,778
         Noncurrent deferred tax liability                                                                  (55,758)
                                                                                                    ----------------

              Net deferred tax liability                                                            $       (11,980)
                                                                                                    ================

      At October 31, 1999, the Company has a capital loss carryforward of $10,000 for federal income tax purposes. The capital loss carryforward will expire, if not used, on October 31, 2001. The estimated income tax benefits from the capital loss carryforward have been fully reserved at October 31, 1999 and are not reflected in the accompanying financial statements. The valuation allowance for the capital loss carryforward did not change during the year ended October 31, 1999.


                                   Continued

NOTES TO FINANCIAL STATEMENTS

Viral Antigens, Inc.
October 31, 1999

--------------------------------------------------------------------------------



9.    RELATED PARTIES

      Receivables from officers, employees, and related interests relate principally to interest bearing unsecured notes receivable and related accrued interest receivable. Interest income during the year ended October 31, 1999 on receivables from officers, employees, and related interests was $28,306.

      The Company is affiliated with another corporation through common ownership. Fee revenue of $9,000 was generated from charges to this affiliate during the year ended October 31, 1999 for services performed. At October 31, 1999, an account receivable of $60 was due from such affiliate for allocated operating and other costs.


 10.  MAJOR CUSTOMERS

      During the year ended October 31, 1999, the following customers provided more than 10% of the Company's gross revenue:

         Customer

              1                                         48.37%
              2                                         14.33%


11.   COMMON STOCK

      The Board of Directors increased the number of authorized common stock on August 23, 1999 as follows:

                                                Shares Authorized
                                     -----------------------------------------
                                           From                     To
                                     -----------------        ----------------
        Common Stock, Class A              900                    90,000
        Common Stock, Class B              100                    10,000

      On August 23, 1999, the Company declared a stock dividend to holders of the Company's Class A common stock. This dividend resulted in an additional 89,100 shares of Class A common stock being issued. Because the Company is a closely held corporation, the stock dividend is treated in a manner consistent with a stock split.

CONDENSED BALANCE SHEETS (UNAUDITED)

Viral Antigens, Inc.
July 31, 2000 and October 31, 1999


-------------------------------------------------------------------------------------------------------------------


                                                                            July 31, 2000       October 31, 1999
                                                                         -------------------- ---------------------
ASSETS

Current assets
      Cash                                                                         $ 136,751              $ 26,303
      Receivables
        Trade accounts                                                             1,330,394             1,239,111
        Officers, employees, and related interests                                   488,568                50,085
      Inventories                                                                  2,327,603             2,198,402
      Prepaid expenses                                                                82,828                58,395
      Investments - available-for-sale                                                74,044               149,044
      Deferred income taxes                                                           43,778                43,778
                                                                         -------------------- ---------------------
                    Total current assets                                           4,483,966             3,765,118

Property, plant, and equipment, net of accumulated
   depreciation                                                                    3,366,400             2,872,035
Receivables from officers, employees, and related interests                          190,687               618,429
Investments - available-for-sale                                                           1                25,000
Cash value of life insurance                                                         262,463               236,500
Other assets                                                                           6,250                 5,000
                                                                         -------------------- ---------------------

                                                                                 $ 8,309,767           $ 7,522,082
                                                                         ==================== =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current installments of long-term debt                                       $ 149,354              $ 91,064
      Note payable to bank                                                           100,000                     -
      Accounts payable                                                               304,519               153,075
      Income taxes                                                                    78,120                26,928
      Accrued expenses                                                                95,084               136,350
                                                                         -------------------- ---------------------
                    Total current liabilities                                        727,077               407,417

Long-term debt, less current installments                                          1,278,431             1,194,012
Deferred income taxes                                                                 55,758                55,758
                                                                         -------------------- ---------------------
                                                                                   2,061,266             1,657,187
Stockholders' equity
      Common stock, Class A, no par value; 90,000 shares
       authorized and issued                                                           1,000                 1,000
      Common stock, Class B, no par value; 10,000 shares
       authorized; no shares issued                                                        -                     -
      Retained earnings                                                            6,369,240             5,945,634
      Accumulated other comprehensive income                                          (1,740)               (1,740)
                                                                         -------------------- ---------------------
                                                                                   6,368,500             5,944,894
      Less shares of treasury stock (1,080 in 2000 and
       720 in 1999)                                                                  119,999                79,999
                                                                         -------------------- ---------------------

                    Total stockholders' equity                                     6,248,501             5,864,895
                                                                         -------------------- ---------------------

                                                                                 $ 8,309,767           $ 7,522,082
                                                                         ==================== =====================

See notes to financial statements.

CONDENSED STATEMENTS OF INCOME (UNAUDITED)

Viral Antigens, Inc.
Three Months and Nine Months Ended July 31, 2000 and 1999


--------------------------------------------------------------------------------

                                                    Three Months Ended                   Nine Months Ended
                                                          July 31,                             July 31,
                                             ----------------------------------   ---------------------------------
                                                  2000              1999               2000              1999
                                             ----------------  ----------------   ---------------   ---------------

Sales                                            $ 1,997,711       $ 1,463,035       $ 4,491,570       $ 3,723,690

Cost of sales                                        806,458           526,407         1,865,159         1,481,222
                                             ----------------  ----------------   ---------------   ---------------

            Gross profit                           1,191,253           936,628         2,626,411         2,242,468

Operating expenses
     General and administrative                      297,806           251,996           862,640           798,882
     Shipping                                         13,125            12,651            27,693            26,852
     Marketing                                        74,961            63,135           219,223           202,262
     Research and development                        263,609           302,386           786,484           756,382
                                             ----------------  ----------------   ---------------   ---------------
                                                     649,501           630,168         1,896,040         1,784,378
                                             ----------------  ----------------   ---------------   ---------------

            Operating income                         541,752           306,460           730,371           458,090

Other income (expenses)
     Fees and commissions                                  -             3,000            15,479             9,000
     Interest and dividend income                      9,351             9,932            25,716            31,489
     Interest expense                                (31,168)          (26,090)          (95,513)          (79,814)
     Gain on disposal of equipment                         -                 -                 -            32,977
     Loss on investments -
       available-for-sale                                  -                 -           (24,999)                -
     Other                                            22,646             3,786            31,672            17,111
                                             ----------------  ----------------   ---------------   ---------------
                                                         829            (9,372)          (47,645)           10,763
                                             ----------------  ----------------   ---------------   ---------------

            Income before income taxes               542,581           297,088           682,726           468,853

Income taxes                                         207,500           112,810           259,120           177,669
                                             ----------------  ----------------   ---------------   ---------------

            Net income                             $ 335,081         $ 184,278         $ 423,606         $ 291,184
                                             ================  ================   ===============   ===============


See notes to financial statements.

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

Viral Antigens, Inc.
Nine Months Ended July 31, 2000


--------------------------------------------------------------------------------



                                                                     Accumulated
                                Common Stock                             Other
                          -------------------------    Retained      Comprehensive      Treasury
                            Class A      Class B       Earnings          Income          Stock          Total
                          ------------ ------------ ---------------------------------------------------------------

Balance at
   October 31, 1999            $1,000          $ -      $ 5,945,634         $ (1,740)      $(79,999)   $ 5,864,895

Comprehensive income
    Net income                      -            -          423,606                -              -        423,606
    Net change in
     unrealized loss on
     investments -
     available-for-sale             -            -                -                -              -              -
                                                                                                     --------------

      Total comprehensive
        income                                                                                             423,606

Purchase of 360 shares
   of treasury stock                -            -                -                -        (40,000)       (40,000)
                          ------------ ------------ ---------------- ---------------- -------------- --------------



Balance at
   July 31, 2000               $1,000          $ -      $ 6,369,240         $ (1,740)     $(119,999)   $ 6,248,501
                          ============ ============ ===============================================================


See notes to financial statements.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

Viral Antigens, Inc.
Nine Months Ended July 31, 2000 and 1999


--------------------------------------------------------------------------------



                                                                                       Nine Months Ended
                                                                             --------------------------------------
                                                                               July 31, 2000       July 31, 1999
                                                                             ------------------   -----------------

Cash flows from operating activities
      Cash receipts
           Customers                                                               $ 4,400,333         $ 4,201,174
           Interest and dividend income                                                  6,557               9,861
           Fees and commissions                                                         15,479               9,000
           Other                                                                        21,107               2,025
                                                                             ------------------   -----------------
                                                                                     4,443,476           4,222,060
      Cash disbursements
           Material and supply costs                                                  (960,007)           (977,865)
           Employee related costs                                                   (2,067,867)         (1,908,325)
           Consultants and other professionals                                        (123,506)            (63,445)
           Commissions and royalties                                                    (1,391)             (3,360)
           Income taxes, net                                                          (207,928)           (302,090)
           Nonemployee insurance                                                       (88,376)            (91,078)
           Repairs and maintenance                                                    (111,676)            (91,228)
           Nonemployee marketing costs                                                 (46,367)            (48,226)
           Interest expense                                                            (95,512)            (79,899)
           Other payments                                                             (269,422)           (230,554)
                                                                             ------------------   -----------------
                                                                                    (3,972,052)         (3,796,070)
                                                                             ------------------   -----------------
                    Cash provided by operating activities                              471,424             425,990
                                                                             ------------------   -----------------

Cash flows from investing activities
      Purchases of property, plant, and equipment                                     (653,376)           (414,129)
      Proceeds from sale of equipment                                                        -              49,457
      Purchases of investments - available-for-sale                                    (45,000)            (45,000)
      Proceeds from sale of investments - available-for-sale                           120,000             100,000
      Collections on notes receivable                                                    9,223              32,553
      Advances to officers, employees, and related interests                            (1,000)           (133,571)
                                                                             ------------------   -----------------
                    Cash used for investing activities                                (570,153)           (410,690)
                                                                             ------------------   -----------------

Cash flows from financing activities
      Long-term debt borrowings                                                        250,000                   -
      Reduction of principal on long-term debt                                        (100,823)           (100,628)
      Net increase in note payable to bank                                             100,000              35,479
      Purchase of treasury stock                                                       (40,000)                  -
                                                                             ------------------   -----------------
                    Cash provided by (used for) financing activities                   209,177             (65,149)
                                                                             ------------------   -----------------

                    Net increase (decrease) in cash                                    110,448             (49,849)

Cash at beginning of period                                                             26,303             310,223
                                                                             ------------------   -----------------
Cash at end of period                                                                $ 136,751           $ 260,374
                                                                             ==================   =================

                                    Continued

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

Viral Antigens, Inc.
Nine Months Ended July 31, 2000 and 1999


--------------------------------------------------------------------------------


                                                                                       Nine Months Ended
                                                                             --------------------------------------
                                                                               July 31, 2000       July 31, 1999
                                                                             ------------------   -----------------

Indirect cash flow information:
      Operating activities
           Net income                                                                $ 423,606           $ 291,184
           Noncash adjustments
              Depreciation                                                             219,154             188,141
              Gain on disposal of equipment                                                  -             (32,977)
              Loss on investments - available-for-sale                                  24,999                   -
              Increase in cash value of life insurance                                 (25,963)            (26,487)
           Changes in operating assets and liabilities
              Receivables                                                             (110,247)            294,942
              Inventories                                                             (129,201)           (207,499)
              Prepaid expenses                                                         (25,683)            (16,595)
              Accounts payable                                                          84,833              54,053
              Income taxes                                                              51,192            (124,421)
              Accrued expenses                                                         (41,266)              5,649
                                                                             ------------------   -----------------
                 Cash provided by operating activities                               $ 471,424           $ 425,990
                                                                             ==================   =================

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Viral Antigens, Inc.
July 31, 2000

--------------------------------------------------------------------------------


1.    BASIS FOR PRESENTATION

      The financial statements included herein have not been audited by independent public accountants, but include all adjustments (consisting of normal recurring entries) which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the requirements of the Securities and Exchange Commission, although Viral Antigens, Inc. (the Company) believes that the disclosures included in these financial statements are adequate to make the information not misleading.

      It is suggested that these financial statements be read in conjunction with the Company's October 31, 1999 financial statements.

      The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year.


2.    INVENTORIES

      A summary of inventories at July 31, 2000 and October 31, 1999 follows:

                                        July 31,               October 31,
                                          2000                    1999
                                    -----------------        ----------------

         Raw materials              $       445,805          $       370,669
         Work-in-process                  1,641,730                1,277,798
         Finished goods                     240,068                  549,935
                                    -----------------        ----------------

                                    $     2,327,603          $     2,198,402
                                    =================        ================


                                    Continued

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Viral Antigens, Inc.
July 31, 2000

--------------------------------------------------------------------------------


3.    PROPERTY, PLANT, AND EQUIPMENT

      A summary of property, plant, and equipment at July 31, 2000 and October 31, 1999 follows:

                                                                                July 31,               October 31,
                                                                                  2000                    1999
                                                                           -----------------        ----------------

         Land                                                              $       116,019          $       116,019
         Land improvements                                                          20,213                   20,213
         Buildings                                                               3,143,967                2,597,431
         Laboratory equipment                                                    2,308,547                2,070,304
         Computer equipment                                                        360,956                  342,729
         Transportation equipment                                                   89,060                   89,060
         Furniture and fixtures                                                    421,343                  416,915
         Construction in progress                                                    -                      109,856
                                                                           -----------------        ----------------
                                                                                 6,460,105                5,762,527
         Less accumulated depreciation                                           3,093,705                2,890,492
                                                                           -----------------        ----------------
                                                                           $     3,366,400          $     2,872,035
                                                                           =================        ================


4.    INCOME TAXES

      The provisions for income taxes were computed at the estimated annualized effective tax rates utilizing current tax law in effect.


5.    COMPREHENSIVE INCOME

      Comprehensive income is the total of net income and all other non-owner changes in equity. Information on total comprehensive income is presented on the Company's statement of stockholders' equity included herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     MERIDIAN DIAGNOSTICS, INC.



Dated: September 29, 2000            By:  /s/ Melissa Lueke
                                        -------------------------
                                          Melissa Lueke
                                          Corporate Controller
                                          (Acting Principal Accounting Officer)